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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                            NAME                                JURISDICTION
                            ----                                ------------
AmerUs Life Insurance Company...............................    Iowa
Delta Life Corporation......................................    Delaware
Delta Life and Annuity Company..............................    Iowa
AmVestors Financial Corporation.............................    Kansas
American Investors Life Insurance Company, Inc..............    Kansas
Financial Benefit Life Insurance Company....................    Kansas
AmerUs Capital Management Group, Inc........................    Iowa
AmerUs Properties, Inc......................................    Iowa
American Vanguard Life Insurance Company....................    Iowa
CLA Assurance Company.......................................    Iowa
Ameritas Variable Life Insurance Company....................    Nebraska